UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 13, 2012

PetSmart, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21888	94-3024325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19601 North 27th Avenue, Phoenix, Arizona 85027

(Address of Principal Executive Offices) (Zip Code)

(623) 580-6100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement for Certain Officers.

(e) On June 13, 2012, PetSmart, Inc. held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at which stockholders approved the PetSmart 2012 Employee Stock Purchase Plan (the “ESPP”). The full text of the ESPP is attached as Appendix A to PetSmart’s definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2012, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of PetSmart, Inc. was held on June 13, 2012. The matters that were voted on at the meeting, and the final voting results as to each such matter, are set forth below.

1. Election of Directors:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Angel Cabrera	91,234,862	230,607	188,373	7,841,431
Rita V. Foley	91,541,496	34,654	77,692	7,841,431
Philip L. Francis	91,299,446	274,660	79,736	7,841,431
Rakesh Gangwal	91,505,413	48,653	99,776	7,841,431
Joseph S. Hardin, Jr.	91,359,447	212,380	82,015	7,841,431
Gregory P Josefowicz	91,241,772	330,601	81,469	7,841,431
Amin I. Khalifa	91,528,169	45,942	79,731	7,841,431
Richard K. Lochridge	90,917,355	654,842	81,645	7,841,431
Robert F. Moran	89,894,717	1,663,044	96,081	7,841,431
Barbara A. Munder	90,961,267	615,378	77,197	7,841,431
Thomas G. Stemberg	90,914,659	639,229	99,954	7,841,431

In an uncontested election, nominees must receive a majority of the votes present, in person or represented by proxy, and entitled to vote at the Annual Meeting. The stockholders elected all eleven director nominees.

2. Ratification of appointment of Deloitte & Touche LLP as our independent registered accounting firm:

Votes For	Votes Against	Abstentions	Broker Non-votes
98,566,053	768,611	160,609

3. Approval of the PetSmart, Inc. 2012 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-votes
90,412,942	290,009	950,891	7,841,431

4. Advisory vote to approve named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-votes
88,550,445	2,942,947	160,450	7,841,431

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetSmart, Inc.

	By:	/s/ J. Dale Brunk
Dated: June 15, 2012		J. Dale Brunk
Vice President, Deputy General Counsel, and Assistant Secretary

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	PetSmart, Inc. 2012 Employee Stock Purchase Plan (previously filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 2, 2012 and incorporated herein by reference)